THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO OR (ii) RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER NOR IS IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS.  THIS LEGEND SHALL BE ENDORSED UPON ANY NOTE ISSUED IN EXCHANGE FOR THIS NOTE. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Principal Amount: $100,000	Issue Date: JANUARY 23, 2017

SPENDSMART NETWORKS, INC.

9% CONVERTIBLE PROMISSORY NOTE

FOR VALUE RECEIVED, SpendSmart Networks, Inc, a corporation organized under the laws of the State of Delaware (hereinafter called “Borrower” or the “Company”), hereby promises to pay to ISAAC BLECH, or its permitted registered assigns or successors in interest or order (the “Holder”), without demand, the sum of One Hundred Thousand Dollars (US $100,000) (the “Principal Amount”), with simple interest at the annual rate of nine percent (9%) on the Maturity Date (as hereinafter defined) if and to the extent not sooner paid or converted. The “Maturity Date” of this Note shall be the date that is six (6) months from the date hereof, subject to conversion and acceleration as provided in Section 2 or Section 3 hereof. This Note is not secured and is convertible as provided herein.

ARTICLE I
INTEREST
              1.1        Interest Rate. Interest on this Note shall be simple interest and accrue at the annual rate of nine percent (9%) per annum payable on the Maturity Date. All computations of interest payable hereunder shall be on the basis of a 365-day year and actual days elapsed in the period for which such interest is payable.

ARTICLE II
CONVERSION RIGHTS

               2.1        Voluntary Conversion. In the event of a closing by the Borrower of a Qualified Financing (as defined below) before the Maturity Date, the Holder may convert the principal of this Note together with any accrued and unpaid interest thereon, into the Qualified Financing on the terms and conditions of the Qualified Financing. Borrower will credit Holder with the converted amount in the Qualified Financing. A “Qualified Financing” shall mean the closing of one or more financings to include the issuance or conversion of securities in which Borrower receives gross proceeds totaling at least $200,000. In the event that this Note is converted in accordance with this Section 2.1, then Holder shall become a party to the offering agreements of the Qualified Financing, in customary form.

              2.2        Issuance of Replacement Note. Upon any loss or destruction of this Note, a replacement Note containing the same date and provisions of this Note shall be issued by the Company to the Holder for the outstanding Principal Amount of this Note and accrued interest which shall not have been converted or paid.

ARTICLE III
EVENTS OF DEFAULT

3.1        The occurrence of any of the following events of default (“Event of Default”) shall, at the option of the Holder hereof, make all sums of principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, upon demand, without presentment, or grace period, all of which hereby are expressly waived, except as set forth below. Any provisions of this Article III notwithstanding, this Note shall be subordinate to all of Borrower’s promissory notes in existence at the time of this issuance.

3.2        Failure to Pay Principal or Interest. The Borrower fails to pay any the Principal Amount, interest or other sum due under this Note when due and such failure continues for a period of fourteen (14) calendar days after receipt by the Borrower of written notice of such default.

3.3        Breach of Covenant. The Borrower breaches any material covenant or other term or condition of this Note and such breach, if subject to cure, continues for a period of 10 business days after written notice to the Borrower from the Holder, provided that if such breach cannot reasonably be cured within such 10-day period and Borrower shall have commenced to cure such breach within such 10-day period and thereafter diligently proceeds to cure the same, such 20-day period shall be extended for so long as it shall require the Borrower in the exercise of due diligence to cure such default, not to exceed 45 business days in the aggregate. Provided that such notice requirement shall only apply if Holder receives notice from the Company.

3.4        Receiver or Trustee. The Borrower or any Subsidiary of Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for them or for a substantial part of their property or business; or such a receiver or trustee shall otherwise be appointed and not dismissed within 60 calendar days.

              3.5         Bankruptcy. Bankruptcy, insolvency, reorganization, or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law, or the issuance of any notice in relation to such event, for the relief of debtors shall be instituted by or against the Borrower or any Subsidiary of Borrower and if instituted against them are not dismissed within 60 calendar days of initiation.

3.6        Sale of Assets. A disposition of all or substantially all of the assets of the Borrower (excluding any transaction relating to the sale and lease back of the Borrower’s equipment).

ARTICLE IV
MISCELLANEOUS

4.1        Failure or Indulgence Not Waiver. No failure or delay on the part of Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

4.2        Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be effective when delivered personally, provided that a copy is mailed by registered mail, return receipt requested, or when received by the addressee, if sent by Express Mail, Federal Express or other express delivery service (receipt requested) in each case to the appropriate address set forth below:

If to the Borrower:
SpendSmart Networks, Inc.
805 Aerovista Pkwy, Suite 205
San Luis Obispo, CA 93401
Attn: Luke Wallace, Chief Executive Officer

If to the Holder:
               At the address set forth in the first paragraph herein.

4.3        Amendment Provision. The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented or reissued, then as so amended or supplemented or reissued.

4.4        Assignees. This Note, and the conversion rights described herein, shall not be assignable by the Holder without the prior written consent of the Borrower, which shall not be unreasonably withheld. Subject to the restrictions of the preceding sentence, the rights and obligations of the Borrower and the Holder shall be binding upon and benefit the successors, assign, heirs, administrators and transferees of the parties.

4.6        Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of California. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the State Supior Court of the State of California, County of San Luis Obispo (or any federal courts having jurisdiction of such area). Both parties agree to submit to the jurisdiction of such courts. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Note.

4.7        Redemption. This Note may be prepaid by the Borrower, in whole or in part, at any time and from time to time, without premium or penalty.

[Signature page follows]

IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by an authorized officer as of the 23rd day of January 2017.

SPENDSMART NETWORKS, INC.:

By:________________________________
Name: Luke Wallace
Title: Chief Executive Officer

[Signature Page to Convertible Promissory Note of SpendSmart Networks, Inc.]